PROMISSORY NOTE


$900,000.00                                                      August 20,1997

         FOR VALUE RECEIVED, the undersigned, First Choice Auto Finance, Inc., a Florida corporation (the "Maker"), hereby promises to pay to Jack Winters Enterprises, Inc. d/b/a Motorcars of Stuart and Jack Winters, an individual, and
F. Craig Clements, an individual (the "Payees"), the principal sum of Nine Hundred Thousand and 00/100 Dollars ($900,000.00) together with interest on the outstanding balance hereunder accrued from the date hereof at the rate of ten percent (10%) per annum. Payment of principal and interest shall be made on or before one hundred eighty (180) days after the date hereof in lawful money of the United States of America.

     1. Segment of Total Closing. This Promissory Note is made in conjunction with and as a part of payment pursuant to the "Asset Purchase
Agreement"  dated  December  19,  1996  and  the  "Addendum  to  Asset  Purchase
Agreement" dated March 27, 1997 to which documents the parties hereto are parties.

     2. Prepayment. The Maker shall have the right to prepay, without premium or penalty, at any time or times after the date hereof, all or any portion of the outstanding principal balance of and/or accrued interest under this Note.

     3. Events of Default. The following are Events of Default hereunder:

     (a) Any failure by the Maker to pay when due all or any principal or interest hereunder; or

     (b) If the Maker (i) admits in writing its inability to pay generally its debts as they mature, or (ii) makes a general assignment for the benefit of creditors, or (iii) is adjudicated a bankrupt or insolvent, or (iv) files a voluntary petition in bankruptcy, or (v) takes advantage, as against its creditors, of any bankruptcy law or statute of the United States of America or any state or subdivision thereof, now or hereafter in effect, or (vi) has a petition or proceeding filed against it under any provision of any bankruptcy or insolvency law or statute of the United States of America or any state or subdivision thereof, which petition or proceeding is not dismissed within thirty
(30) days after the date of the commencement thereof, (vii) has a receiver, liquidator, trustee, custodian, conservator, sequestrator or other such person appointed by any court to take charge of its affairs or assets or business and such appointment is not vacated or discharged within thirty (30) days thereafter, or (viii) takes any action in furtherance of any of the foregoing; or

     (c) Any liquidation, dissolution or winding up of the Maker or its business.

     4. Remedies on Default. If any Event or Default shall occur and be continuing, the holder hereof shall, in addition to any and all other available rights and remedies, have the right, at its option (except for an Event of Default under paragraph 3(b) above, the occurrence of which shall automatically effect acceleration hereunder), (a) to declare the entire unpaid principal balance of this Note, together with all accrued interest hereunder, to be immediately due and payable, and (b) to pursue any and all available remedies for the collection of such principal and interest.

     5. Certain Waivers. Except as otherwise expressly provided in this Note, the maker hereby waives diligence, demand, presentment for payment, protest, dishonor, nonpayment, default, and notice of any and all of the foregoing. All amounts payable under this Note shall be payable without relief under any applicable valuation and appraisement laws. The Maker hereby expressly agrees that this Note, or any payment hereunder, may be extended, modified or subordinated (by forbearance or otherwise) from time to time, without in any way affecting the liability of the Maker.

     6. Waivers and Amendments. Neither any provision of this Note nor any performance hereunder may be amended or waived orally, but only by an agreement in writing and signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

     7. Cumulative Remedies. No right or remedy conferred upon the Payees under this Note is intended to be exclusive of any other right or remedy contained herein or in any instrument or document delivered in connection herewith, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and/or now or hereafter existing at law or in equity or otherwise.

     8. Governing Law: Consent to Jurisdiction: Waiver of Jury Trial: Time of the Essence. This Note shall be deemed to be a contract made under the laws of the State of Florida and shall be governed by, and construed in accordance with, the laws of the State of Florida. The maker hereby irrevocably consents to the jurisdiction of all courts (state and federal) sitting in the State of Florida in connection with any claim, action or proceeding relating to or for the collection or enforcement of this Note, and hereby waives any defense of forum non conveniens or other such claim or defense in respect of the lodging of any such claim, action or proceeding in any such court.

     9. Collection Costs. In the event that it is necessary for either party to retain the services of an attorney pursuant to any provisions of this Promissory Note, the non-prevailing party shall pay to the prevailing party all costs and expenses incurred by the prevailing party including reasonable attorney fees and expenses.

                                               FIRST CHOICE AUTO FINANCE, INC.


                                               By:  /s/  Gary R. Smith